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                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM  8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 16, 1998



                         EL PASO TENNESSEE PIPELINE CO.
             (Exact name of registrant as specified in its charter)



           DELAWARE                                       1-9864                               76-0233548
 (State or other jurisdiction                     (Commission File No.)                     (I.R.S. Employer
      of incorporation)                                                                   Identification No.)



                            EL PASO ENERGY BUILDING
                             1001 LOUISIANA STREET
                             HOUSTON, TEXAS  77002
              (Address of principal executive offices)  (Zip Code)


                                 (713) 420-2131
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         El Paso Energy Corporation ("El Paso Energy"), the indirect corporate parent of El Paso Tennessee Pipeline Co. (the "Company"), has recently received a ruling from the Internal Revenue Service that would allow El Paso Energy to reorganize its subsidiaries in order to align its business operations, which would include the transfer of certain subsidiaries to El Paso Energy or other entities owned by El Paso Energy. As a result, if El Paso Energy completes this internal reorganization (the "Reorganization") the Company will continue to own the interstate pipeline systems known as the TGP System, East Tennessee System, Midwestern System, and the merchant services operations of El Paso Energy Marketing. In addition, the Company will also own 100 percent of the international operations of El Paso Energy International and the field services operations of El Paso Field Services. If the Reorganization occurs, the Company does not anticipate that it will occur before late 1998 or early 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         None.





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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               EL PASO TENNESSEE PIPELINE CO.


                               By /s/ JEFFREY I. BEASON
                                  --------------------------------
                                        Jeffrey I. Beason
                                 Vice President and Controller
                                   (Chief Accounting Officer)


Date: October 16, 1998